SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement            [ ] Confidential, for Use of the Com-
                                               mission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       AMPAL-AMERICAN ISRAEL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [X] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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


                       AMPAL-AMERICAN ISRAEL CORPORATION
                          1177 Avenue of the Americas
                            New York, New York 10036

                           -------------------------


To the Shareholders:


     The enclosed Notice of Special Meeting of Shareholders (the "Notice"), Proxy Statement for the Special Meeting of Shareholders (the "Proxy Statement") and Proxy are being sent to you to reflect a revised record date for the Special Meeting of Shareholders to be held on November 8, 1995. The new record date is October 27, 1995 (the "Record Date") and not as noted in the earlier notice of special meeting of shareholders dated October 10, 1995. The Notice and the Proxy Statement have been revised to reflect appropriate changes required by law. There have been no changes in the matters to be voted upon at the Special Meeting.


     Proxies executed by persons in the form accompanying the earlier notice will not be counted. Shareholders who have previously executed proxies and who continue to be shareholders on the Record Date are required to execute a new proxy card in order for their proxies to count.



New York, New York
October 28, 1995
                                                     MICHAEL K. MARKS
                                                     Vice President - Legal
                                                        & Secretary

                  AMPAL-AMERICAN ISRAEL CORPORATION
                    1177 Avenue of the Americas
                     New York, New York  10036

                             -----------------

                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD NOVEMBER 8, 1995

                             ------------------

To the Shareholders:

   NOTICE IS HEREBY GIVEN that a Special Meeting of the holders of the Class A Stock and Common Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") will be held at the offices of Bank Hapoalim B.M., 1177 Avenue of the Americas, 14th Floor, New York, New York 10036, on Wednesday, November 8, 1995, at 9:00 a.m. local time, to consider and act upon the following matters:

   1. Approval of the amendment to the Company's Certificate of Incorpo-ration to increase the number of authorized shares of Class A Stock from 30,000,000 to 60,000,000; and

   2. The transaction of such other business as may properly come before said meeting or any adjournment thereof.

   Information regarding the matters to be acted upon at the Special Meeting is contained in the accompanying Proxy Statement.

   The close of business on October 27, 1995, is the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

   Please vote, date, sign and mail the enclosed Proxy in the return envelope. You will need no postage if you mail it in the United States. A prompt response will be helpful and appreciated.

                                         By Order of the Board of Directors,




                                            MICHAEL K. MARKS
                                            Vice President- Legal
                                             & Secretary

New York, New York
October 28, 1995




--------------------------------------------------------------------------------

Regardless of whether you expect to be present at the Special Meeting, please complete, date, sign and mail the enclosed proxy card for the shares held by you. An addressed envelope is enclosed for your convenience.
             No postage is required if mailed in the United States.

--------------------------------------------------------------------------------

                 AMPAL-AMERICAN ISRAEL CORPORATION

                        -------------------

                          PROXY STATEMENT
                                for
                  SPECIAL MEETING OF SHAREHOLDERS
                  TO BE HELD ON NOVEMBER 8, 1995

                        -------------------


   This Proxy Statement is furnished to the holders of Class A Stock of Ampal-American Israel Corporation (the "Company" or "Ampal") in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Special Meeting of Shareholders of the Company to be held on November 8, 1995, for the purposes set forth in the accompanying Notice of Special Meeting. The cost of preparing, assembling and mailing the Notice of Special Meeting, this Proxy Statement and the proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of shares of the Company for their expenses in forwarding proxies and proxy soliciting material to the beneficial owners of the shares held by them. The mailing date of this Proxy Statement is October 28, 1995.

   The accompanying proxy is being solicited by the Board of Directors of the Company and, if properly executed by a shareholder entitled to vote, the shares represented by the proxies received will be voted at the Special Meeting. A proxy may be revoked at any time before its exercise. A share-holder may revoke his proxy by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the special meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy.

   The close of business on October 27, 1995 is the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting. At such date, the Company had outstanding 20,457,522 shares of Class A Stock. Each share of Class A Stock outstanding on the record date will be entitled to one vote on all matters to come before the Meeting. As of the record date, the Company had outstanding 3,000,000 shares of Common Stock. The holder of the Common Stock of the Company will also be eligible to vote at the Meeting. Other than in the election of Class A directors, where only the holders of the Class A Stock, voting as a separate class, are entitled to vote, the holder of the Common Stock, voting as a separate class, is entitled to cast as many votes as shall equal the aggregate number of votes to which all holders of Class A Stock attending the meeting in person or by proxy shall be entitled, but in no event more than ten votes per share of Common Stock. Accordingly, since Bank Hapoalim B.M., the Company's parent ("Hapoalim"), is the holder of 100% of the outstanding Common Stock of the Company and approximately 49.5% of the Class A Stock, it can determine the outcome of the vote on the proposed amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A
Stock from 30,000,000 to 60,000,000. Bank Hapoalim has advised the Company that it intends to vote in favor of the amendment.

   Under the law of New York, Ampal's state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of corporate action which is taken by vote of shareholders. Abstentions and broker non-votes will not be considered "votes cast" based on Ampal's understanding of state law requirements and Ampal's Certificate of Incorporation and By-laws.

AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

   On September 11, 1995, the Board of Directors of the Company approved submission to the shareholders of a proposed amendment to the Company's Certificate of Incorporation to double the number of authorized shares of Class A Stock available for issuance by the Company from 30 million to 60 million shares. The purpose of the proposed amendment is to insure that there are sufficient shares of Class A Stock available in the event the Company determines to issue additional shares in order to raise working capital, to make acquisitions or for other corporate purposes. As at October 27, 1995, 29,466,526 shares of Class A Stock were outstanding or re-served for issuance out of the 30 million currently authorized shares.

   The management of the Company believes that it is appropriate for the Company to have additional shares available for issuance in transactions which are in the best interest of the Company. The Company is not present-ly considering any specific proposals for acquisitions or issuances of additional shares. However, the Company is aware that under Israel law, by and not later than December 31, 1996, Hapoalim will be required to reduce its holding in Ampal to 25% or less. That reduction could occur through disposal of shares by Hapoalim and/or by virtue of issuance of additional shares by the Company in transactions approved by its Board of Directors, diluting Hapoalim's holding in Ampal. The Company will not seek further authorization from its shareholders prior to any issuance of its shares of Class A Stock, except as may be otherwise required by law.

   DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Ampal currently consists of 30,000,000 shares of Class A Stock, par value $1.00 per share, 4,932,850 shares of Preferred Stock, par value $5.00 per share and 3,000,000 shares of Common Stock, par value $1.00 per share. There are two outstanding series of Preferred Stock, the 4% Cumulative Convertible Preferred Stock (the "4% Preferred Stock") and the 6 1/2% Cumulative Convertible Preferred Stock (the "6 1/2% Preferred Stock").

  Voting Rights

     Unless dividends on any outstanding Preferred Stock are in arrears for three successive years, as discussed below, the holders of Class A Stock are entitled to one vote per share on all matters voted upon by shareholders and, voting as a class, a right to elect the Class A Directors. Other than in the election of Class A Directors, the holders of Common Stock, voting as a class, are entitled to as many votes as shall equal the number of votes to which the holders of Class A Stock are entitled, but in no event more than ten votes per share of Common Stock, unless dividends on any outstanding series of Preferred Stock are in arrears for three successive years in which case the holders of all outstanding series of Preferred
Stock as to which dividends are in arrears shall have the exclusive right to vote for the election of directors until all cumulative dividend arrearages are paid. The shares of Common Stock and Class A Stock do not have cumulative voting rights, which means that any holder or holders, acting in concert, of more than 50% of the Common Stock can, if such person or persons owns at least one share of Class A Stock, elect all of the directors other than the Class A Directors if that person or persons chooses to do so.

  Dividend Rights

     Dividends on all classes of Ampal's shares are payable as a percentage of par value. The holders of Ampal's presently authorized and issued 4% Preferred Stock and 6 1/2% Preferred Stock (each having a $5.00 par value) are entitled to receive cumulative dividends at the rates of 4% and 6 1/2% per annum, respectively, payable out of surplus or net earnings of Ampal before any dividends are paid on the Common Stock or Class A Stock. If Ampal fails to pay such dividend on the Preferred Stock in any calendar year, such deficiency must be paid in full, without interest, before any dividends may be paid on the Class A Stock or Common Stock. After the pay-ment of all cumulative dividends on the Preferred Stock and a 4% dividend on the Class A Stock (par value $1.00 per share), the Board may, but is not required to, declare dividends out of any remaining surplus or net earnings of Ampal, which dividends are participated in by the holders of 4% Pre-ferred Stock and Class A Stock to the extent of an additional 8% each, before the holders of the Common Stock are entitled to receive any divi-dends. If after the payment of the aforesaid dividends on the Preferred Stock and Class A Stock there remains any surplus, the Board may, but is not required to, declare dividends out of any remaining surplus in an amount of up to 12% on the Common Stock. If, thereafter, there remains any surplus, any dividends declared are to be participated in by the holders of 4% Preferred Stock, Class A Stock and Common Stock, pro rata.

Liquidation Rights

     In the event of liquidation, dissolution or winding up of Ampal, the holders of the Preferred Stock will be entitled to receive an amount equal to the share's par value ($5.00 per share), sharing pari passu, together with accrued dividends to the date of payment, before any distribution or payment may be made to the holders of Class A Stock, Common Stock or any other stock ranking junior to the Preferred Stock. After the holders of Preferred Stock, Class A Stock and Common Stock are paid the par value of their shares (plus accrued dividends), holders of 4% Preferred Stock, Class A Stock and Common Stock share ratably in the distribution of any remaining assets without regard to class of stock, on the basis of the number of shares held multiplied by the par value thereof.

Preemptive Rights and Redemption Provisions

     No holder of any class of shares of Ampal, now or hereafter authorized, has any preferential or preemptive right to subscribe for, purchase or receive any shares of any class of Ampal, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares or any securities convertible into or exchangeable for, or carrying options or warrants for, or other rights to purchase, such shares, which may at any time be issued, sold or offered for sale by Ampal.

     There are no redemption provisions relating to the Class A Stock.

  Conversion Rights

     Ampal's Preferred Stock may be authorized and issued in such series and with such designations, preferences and privileges as may be determined by its Board of Directors. There are presently authorized and issued two classes of Preferred Stock. The 4% Preferred Stock and 6 1/2% Preferred Stock are convertible at any time into fully paid and non-assessable shares of Class A Stock at the rate of five shares of Class A Stock for each share of 4% Preferred Stock and three shares of Class A Stock for each share of 6 1/2% Preferred Stock. The Class A Stock and Common Stock have no conversion rights.

  Special Provisions Relating to Class A Stock

     So long as the Class A Stock is listed on the American Stock Exchange, Ampal is not permitted to issue any other class of security having voting rights which would (i) deprive the Class A Stock of its right, voting as a class, to elect the Class A Directors, (ii) have the right to vote, as a class, more than ten times the number of shares of such other class of security then outstanding and entitled to vote or (iii) have voting rights which would otherwise adversely affect the voting rights of the Class A Stock. The authorization or issuance of additional Class A Stock or Common Stock or securities convertible into or exchangeable for Class A Stock or Common Stock are not to be deemed to adversely affect the voting rights of the holders of the Class A Stock.

   The affirmative vote of a majority of all outstanding shares entitled to vote at the special shareholders meeting is required for approval of this amendment to the Certificate of Incorporation.

   The Board of Directors recommends a vote FOR this proposal.

               PRINCIPAL SHAREHOLDERS OF THE COMPANY

   The following tables set forth information as at October 27, 1995 as to the holders known to Ampal to beneficially own more than 5% of any class of voting securities of Ampal and, as to all directors and officers as a group, concerning the beneficial ownership of any class of equity securities of Ampal, its parent or any of its subsidiaries. For purposes of computation of the percentage ownership of Class A Stock set forth in the table, conversion of any 4% Preferred Stock and 6-1/2% Preferred Stock owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As at October 27, 1995, there were outstanding 20,457,522 shares of Class A Stock of the Company and 3,000,000 shares of Common Stock. In addition, there were outstanding 1,078,335 non-voting shares of 6-1/2% Preferred Stock (each convertible into 3 shares of Class A Stock) and 200,941 non-voting shares of 4% Pre-ferred Stock (each convertible into 5 shares of Class A Stock).

Security Ownership of Certain Beneficial Owners

Name and Address                         Amount and Nature          Percent
of Beneficial Owner   Title of Class     of Beneficial Ownership   of Class (1)
-------------------   --------------     ------------------------- ------------
Bank Hapoalim B.M.    Class A Stock        10,500,991 shs.(2)       50.4%(2)
50 Rothschild Blvd.   Common Stock          3,000,000 shs.         100%
Tel Aviv, Israel
-----------
(1)   Based upon number of shares outstanding as of October 27, 1995.
(2) As reported by Hapoalim B.M. on Form 4 - Statement of Changes in Beneficial Ownership filed with the Securities and Exchange Com-mission on or about March 5, 1992. Assumes conversion of 122,536 shares of
      6-1/2% Preferred Stock and 3,350 shares of 4% Preferred Stock.

Security Ownership Of Management

   The following table sets forth information as at October 27, 1995 as to each class of equity securities of Ampal, its parent or any of its sub-sidiaries beneficially owned by each director and officer of Ampal and by all directors and officers of Ampal as a group. The directors and officers of Ampal individually and as a group do not own in excess of 1% of the equity securities of Ampal, Ampal's parent or any of Ampal's subsidiaries. All ownerships are direct unless otherwise noted. The table does not include directors who do not own any such shares:

Ampal-American Israel Corporation
---------------------------------
CLASS A STOCK
-------------

                                     Amount and Nature
   Name                           of Beneficial Ownership
   ----                           -----------------------
  Michael Arnon                           7,500(1)
  Stanley I. Batkin                     15,000(2)
  Harry B. Henshel                        8,000(2)
  Irwin Hochberg                          3,000(3)
  Herbert Kronish                         1,000
  Lawrence Lefkowitz                    10,700(4)
  Michael K. Marks                        1,500
  Moshe Mor                               1,000
  Shlomo Recht                            2,000
  Evelyn Sommer                           5,000(2)
                                        -------
All Directors and Officers as a Group   54,700(5)

WARRANTS TO PURCHASE
  CLASS A STOCK
--------------------

                                     Amount and Nature
   Name                           of Beneficial Ownership
   ----                           -----------------------
  Harry B. Henshel                      14,000
  Michael K. Marks                         500
                                        -------
All Directors and Officers as a Group   14,500

6-1/2% PREFERRED STOCK
----------------------

                                     Amount and Nature
   Name                           of Beneficial Ownership
   ----                           -----------------------
  Lawrence Lefkowitz                      7,225(6)
                                        -------
All Directors and Officers as a Group     7,225


Bank Hapoalim B.M.
------------------
ORDINARY SHARES
---------------
                                     Amount and Nature
   Name                           of Beneficial Ownership
   ----                           -----------------------
  Arie Abend                            187,720
  Michael Arnon                           83,300
  Yaacov Elinav                         183,970
  Shimon Ravid                          190,610
  Shlomo Recht                          128,810
                                        -------
All Directors and Officers as a Group   774,410
---------
(1) Includes options to purchase 7,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(2) Includes options to purchase 5,000 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(3)  Includes 1,000 shares held of record by Mr. Hochberg's wife.
(4) Includes 8,700 shares of Class A Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative.
(5) Includes options to purchase 22,500 shares of Class A Stock issuable upon the exercise of currently exercisable stock options.
(6) Includes 4,800 shares of 6-1/2% Preferred Stock held by a trust under an estate as to which Mr. Lefkowitz is co-personal representative.


                      SHAREHOLDERS' PROPOSALS

   Any holder of Class A Stock or Common Stock who wishes to submit a proposal to be presented at the next Annual Meeting of Shareholders must forward such proposal to the Secretary of the Company at the address in the Notice of Annual Meeting so that it is received by the Company no later than February 1, 1996, and comply with such rules as may be prescribed from time to time by the Securities and Exchange Commission regarding proposals of security holders.

                           OTHER MATTERS

   The management does not presently know of any other matters which will be brought before the Special Meeting. If, however, other matters requiring the vote of the shareholders, not now known or contemplated, do properly come before the meeting or any adjournment thereof, it is the intention of the persons named to vote the proxies held by them in accordance with their judgment in such matters.


                                         By Order of the Board of Directors,


                                                MICHAEL K. MARKS
                                                Vice President-Legal
                                                    & Secretary

October 28, 1995

AMPAL-AMERICAN ISRAEL CORPORATION                         PROXY

This proxy is solicited on behalf of the Board of Directors and will be voted FOR the approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Stock from 30,000,000 to 60,000,000, if no instructions to the contrary are indicated.

The undersigned hereby constitutes and appoints SHLOMO RECHT, LAWRENCE LEFKOWITZ and ALAN L. SCHAFFER, and each of them, as proxies with full power of substitution in each, to represent the undersigned and vote all shares of Class A Stock of the undersigned at the Special Meeting of Shareholders of Ampal-American Israel Corporation to be held at the offices of Bank Hapoalim B.M., 14th Floor, New York, New York, on Wednesday, November 8, 1995, at 9:00 A.M., and at any adjournments thereof as follows:

      (Continued, and to be signed and dated on reverse side)

                        /X/    Please mark
                               your vote
                               as this.


----------------------------
  Class A


  The Board of Directors recommends a vote FOR Proposal 1.


     FOR                AGAINST              ABSTAIN
    /  /                 /  /                 /  /


1. Approval of the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Class A Stock from 30,000,000 to 60,000,000.

2. In their discretion, upon such other matters as may properly come before the meeting.


   This proxy must be signed exactly as name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If stock is held in name of joint holders, each should sign. If signer is a corporation, please sign full corporate name by authorized officer.

Signature(s)            Dated:                                   , 1995
                               ----------------------------------


   Please complete, sign, date and mail this card promptly in the postage prepaid return envelope provided.